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                                                                   EXHIBIT 3.93

                               STATE OF WISCONSIN


                      DEPARTMENT OF FINANCIAL INSTITUTIONS


                   DIVISION OF CORPORATE AND CONSUMER SERVICES


              ARTICLES OF ORGANIZATION -- LIMITED LIABILITY COMPANY


Executed by the undersigned for the purpose of forming a Wisconsin limited liability company under Ch. 183 of the Wisconsin Statutes:

Article 1.  Name of the limited liability company:

            Star Purchasing Services, LLC

Article 2. The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3.  Name of the initial registered agent:   Roch Carter

Article 4.  Street address of the initial           111 W. Michigan St.
            registered office:                      Milwaukee, WI  53203-2903

Article 5. Management of the limited liability company shall be vested in its members.

Article 6.  Name and complete address of each organizer:

            Hugh S. McManus
            111 W. Michigan Street
            Milwaukee, WI  53203-2903


/s/ Hugh S. McManus
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         Organizer's signature

This document was drafted by Hugh S. McManus.